Exhibit 5.1

June 18, 2015

Fitbit, Inc.

405 Howard Street

San Francisco, California 94105

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Fitbit, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 18, 2015 in connection with the registration under the Securities Act of 1933, as amended, of: (i) an aggregate of 59,747,535 shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), subject to issuance by the Company (a) upon the exercise or settlement of awards granted or to be granted under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), (b) pursuant to the conversion of shares of the Company’s Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), subject to outstanding options and restricted stock units awarded under the Company’s Amended and Restated 2007 Stock Plan, as amended (the “2007 Plan”), and (c) purchase rights to acquire shares of Class A Common Stock to be granted under the Company’s 2015 Employee Stock Purchase Plan (the “Purchase Plan”) and (ii) an aggregate of 49,576,061 shares of Class B Common Stock that are subject to issuance by the Company upon the exercise or settlement of awards granted under the 2007 Plan.

The 59,774,535 shares of the Company’s Class A Common Stock described in clause (i) of the preceding paragraph and the 49,576,061 shares of Class B Common Stock described in clause (ii) of the preceding paragraph are collectively referred to herein as the “Shares” and the 2007 Plan, the 2015 Plan and the Purchase Plan are collectively referred to in this letter as the “Plans.” At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation, filed with and certified by the Delaware Secretary of State on May 27, 2015 (the “Restated Certificate”), and the form of the Company’s Restated Certificate of Incorporation to be filed with the Delaware Secretary of State immediately prior to the completion of the initial public offering of the shares of Class A Common Stock contemplated by the Company’s registration statement on Form S-1, as amended (Registration No. 333-203941) (the “Form S-1”), a copy of which has been filed with the Commission as an Exhibit to the Form S-1 (the “Post-Effective Restated Certificate”).

Fitbit, Inc.

June 18, 2015

(2)	The Company’s Second Amended and Restated Bylaws, certified by the Company’s Secretary on August 13, 2014 (the “Bylaws”) and the form of the Company’s Restated Bylaws that the Company has adopted in connection with, and that will become effective immediately prior to the completion of the initial public offering of the sale of the shares of Class A Common Stock pursuant to the Form S-1, a copy of which is attached as an exhibit to the Form S-1 (the “Post-Effective Bylaws”).

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(5)	The Plans and the related forms of agreements for use by the Company under the Plans, copies of which are attached as exhibits to the Form S-1 (collectively, the “Plan Agreements”).

(6)	Minutes of meetings and actions by written consent of the Company’s Board of Directors and stockholders provided to us by the Company at which, or pursuant to which: (i) the Restated Certificate and the Post-Effective Restated Certificate, the Bylaws and the Post-Effective Bylaws were approved, (ii) the filing of the Registration Statement was approved and the Plans, including any amendments thereof and the reservation of the Shares for sale and issuance pursuant to the Plans and the sale and issuance of the Shares pursuant to the Plans, was adopted and approved.

(7)	The stock records for the Company that the Company has provided to us (consisting of a list of stockholders, a list of option, restricted stock unit and warrant holders respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated June 17, 2015 verifying and confirming the number of such issued and outstanding securities as of such date).

(8)	A Certificate of Good Standing issued by the Delaware Secretary of State dated June 17, 2015, stating that the Company is duly incorporated, in good standing and was in good standing under the laws of the State of Delaware as of such date (the “Good Standing Certificate”).

(9)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In rendering this opinion, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the Delaware General Corporation Law. Without limitation, we express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

Fitbit, Inc.

June 18, 2015

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents by the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company’s Board of Directors or stockholders referenced above, and the absence of any extrinsic documents that would affect our interpretation of, any document reviewed by us and the due authorization, execution and delivery of all such documents by the selling stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Class A Common Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the shares of Class A Common Stock and will not have been modified or rescinded. In connection with our opinion expressed in paragraph (2) below, we have also assumed that, at or prior to the time of the delivery of any Shares, that there will not have occurred any amendment to the Plans, the Plan Agreements, or in the law affecting the validity of the issuance of such Shares, or any subsequent amendment to the Company’s Post-Effective Restated Certificate or the Post-Effective Bylaws (other than to authorize sufficient additional shares of Class A Common Stock or Class B Common Stock from time to time) or changes to the number of shares of Class A Common Stock issuable upon the conversion of a share of Class B Common Stock described in paragraph (2) are issued and sold, the Company will have a sufficient number of authorized but unissued shares of each such class of Common Stock to be able to issue and deliver all such Shares.

Based upon, and subject to, the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 59,774,535 shares of the Class A Common Stock and the 49,576,061 shares of Class B Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2015 Plan, (b) pursuant to the conversion of shares of Class B Common Stock subject to outstanding options and restricted stock units awarded under the Company’s 2007 Plan, (c) upon the exercise or settlement of awards granted under the 2007 Plan and (d) purchase rights to acquire shares of Class A Common Stock to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan Agreements, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

Fitbit, Inc.

June 18, 2015

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP